Exhibit 5.2

609 Main St Houston, TX 77002 (713) 836-3600 www.kirkland.com	Facsimile: (713) 836-3601

June 11, 2021

Valaris Limited

Clarendon House, 2 Church Street

Hamilton, Bermuda, HM 11

                        Re:            Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Valaris Limited, an exempted company incorporated under the laws of Bermuda with registration number 56245 (the “Company”) and the Guarantors (as defined below), in connection with the preparation of the Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and the Guarantors. The Registration Statement relates to the sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of certain of the Company’s securities. Such securities include (i) 8.25% Senior Secured First Lien Notes due 2028 (the “Notes”), including the Notes issued on April 30, 2021 to be sold by certain holders of the Notes (the “Initial Notes”) and additional Notes that may be issued if interest on the Notes is paid-in-kind through maturity (the “PIK Notes”), and (ii) the guarantees of the Notes granted by the Guarantors pursuant to the provisions of the Indenture (as defined below) (the “Guarantees” and, together with the Notes, the “Securities”).

At your request, this opinion is being delivered to you as Exhibit 5.2 to the Registration Statement.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company and the Guarantors, (ii) minutes and records of the corporate proceedings of the Company and the Guarantors with respect to the issuance of the Initial Notes and of the Guarantees, (iii) the Registration Statement and the exhibits thereto, (iv) that certain indenture, dated as of April 30, 2021 among the Company, the guarantors party thereto (the “Guarantors”) and Wilmington Savings Fund Society, FSB, as collateral agent and trustee (the “Indenture”) and (v) certain resolutions of the Boards of Directors or Boards of Managers, as applicable, of the Company and the Guarantors.

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Valaris Limited

June 11, 2021

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Guarantors.

We have also assumed that:

(i)	the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)	if applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)	all Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the appropriate Prospectus Supplement;

(iv)	the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and the Indenture;

(v)	the Securities offered, as well as the terms of the Indenture, as they will be executed and delivered, do not result in a default under or breach of any agreement or instrument binding upon the Company and the Guarantors;

(vi)	the Company and the Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the Indenture;

(vii)	the Securities offered, as well as the terms of the Indenture, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company and the Guarantors, whether imposed by any court or governmental or regulatory body having jurisdiction over the Registrants; and

(viii)	any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended.

Valaris Limited

June 11, 2021

Subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that (i) the Initial Notes constitute legal, valid and binding obligations of the Company, (ii) the Guarantees constitute legal, valid and binding obligations of the Guarantors and (iii) the PIK Notes will, when duly executed, issued and delivered by the Company in accordance with the terms of the Indenture, constitute legal, valid and binding obligations of the Company, each enforceable against the Company or the Guarantors, as applicable, in accordance with their respective terms, except in each case as the enforceability thereof is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

Our opinions expressed above are subject to the following qualifications that we express no opinion to the applicability of, compliance with, or effect of any laws except the internal laws of the State of New York, the Texas Business Organizations Code, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the laws of the State of New York, the Texas Business Organizations Code, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act be changed by legislative action, judicial decision or otherwise.

Valaris Limited

June 11, 2021

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP